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                                                                     Exhibit 5.1

24, October 2007

Focus Media Holding Limited
28-30/F Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 100032
China

Dear Sirs

FOCUS MEDIA HOLDING LIMITED (THE "COMPANY")


We have acted as special Cayman Islands legal counsel to the Company in connection with a public offering of certain ordinary shares in the Company in the form of American depositary Shares (the "SHARES") as described in the prospectus (the "PROSPECTUS") contained in the Company's registration statement on Form F-1 to be filed with the United States Securities and Exchange Commission (the "REGISTRATION STATEMENT" which term does not include any exhibits thereto) with respect to the offer and sale by certain selling shareholders of the Company of up to [ ] Shares (the "ADDITIONAL SHARES").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i) the Registration Statement to be filed by the Company under the United States Securities Act of 1933 with the United States Securities and Exchange Commission on [ ] 2007 ; and

(ii) a draft of the Prospectus contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) the register of members of the Company, and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.


                                                   [CONYERS DILL & PEARMAN LOGO]
Focus Media Holding Limited
24 October 2007
Page 2


We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
(iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the United States Securities and Exchange Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2) The Additional Shares are validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Additional Shares).

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation", "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
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CONYERS DILL & PEARMAN